                                                                   Exhibit 12.01

                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

                Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)

                                                                               YEAR ENDED
                                                                            DECEMBER 31, 2004
                                                                            -----------------
Income from continuing operations before minority interests and income tax      $  189,278
Distributions received in excess of earnings from unconsolidated companies             191
Equity in losses from unconsolidated company with guaranteed debt                   (1,676)
Interest Expense                                                                   176,771
Portion of rent expense representative of interest                                   1,305
Amortization of Deferred Financing Costs                                            13,056
                                                                                ----------

Earnings                                                                        $  378,925
                                                                                ==========

Interest Expense                                                                $  177,006(1)
Capitalized Interest                                                                15,850
Amortization of Deferred Financing Costs                                            13,056
Portion of rent expense representative of interest                                   1,305
                                                                                ----------
Fixed Charges                                                                   $  207,217
                                                                                ==========

Ratio of Earnings to Fixed Charges                                                    1.83
                                                                                ==========

(1) Includes interest expense on debt at an unconsolidated company that is guaranteed by us.